Exhibit 10.2

CDI CORP.

Amendment To Employment Agreement

This is an amendment (“Amendment”) to the employment agreement (“Agreement”) entered into as of the 1st day of January, 2008 between CDI Corp., a Pennsylvania corporation (the “Company”), and Roger H. Ballou (“Executive”).

Background

The Agreement provides, among other things, that Executive will be granted shares of Deferred Stock in each of 2009, 2010 and 2011 within ten days following the Company’s receipt of the signed report and opinion of the Company’s outside auditors regarding the Company’s financial statements of the prior year. This timing is different from that used in granting equity awards to other members of the Company’s executive team. The Company and Ballou wish to coordinate this timing.

Amendment

Accordingly, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, and intending to be legally bound, the parties agree as follows:

Section 5(b)(ii)(A) of the Agreement is amended by deleting the sentence which reads as follows:

“The Time-Vested Deferred Stock shall be granted

within ten days following the Company’s receipt of

the signed report and opinion of the Company’s

outside auditors regarding the Company’s financial

statements of the prior year.”

and inserting in its place the following sentence:

“The Time-Vested Deferred Stock shall be granted

on the third business day following the issuance of

the Company’s earnings release for the prior year.”

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All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of April 1, 2008.

Company:

CDI CORP.

/s/ Walter R. Garrison
By:	Walter R. Garrison
Chairman of the Board

EXECUTIVE:

/s/ Roger H. Ballou
Roger H. Ballou

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